EXHIBIT 3.1

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received			(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
WARNER NORCROSS & JUDD LLP ATTN: MARY W. DANIEL
Address
900 FIFTH THIRD CENTER, 111 LYON STREET NW
City	State	Zip Code
GRAND RAPIDS	MI	49503	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	MANATRON, INC.

2.	The identification number assigned by the Bureau is:	081967

3.	Article	N/A	of the Articles of Incorporation is hereby amended to read as follows:

The Certificate of Designation, Preferences and Rights of Series B Preferred Stock filed with the Michigan Department of Labor & Economic Growth on June 19, 2007 is hereby terminated and canceled, and the Series B Preferred Shares of the corporation are eliminated.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the	day of

,	, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this	day of , .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the
28th	day of	March	,	2008	, by the: (check one of the following)

☐	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐

written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☒	board of a profit corporation pursuant to section 611(2) of the Act.

	Profit Corporations and Professional Service Corporations

	Signed this	28th	day of	March	,	2008

	By
	(Signature of an authorized officer or agent)

	G. William McKinzie, President and COO
	(Type or Print Name)

6.	Nonprofit corporation only: Member, shareholder, or board approval

	The foregoing amendment to the Articles of Incorporation was duly adopted on the					day of

			,	by the (check one of the following)

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

	☐	members or shareholders at a meeting in accordance with Section 611(2) of the Act.

☐

written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the members or shareholders entitled to vote in accordance with section 407(3) of the Act.

Directors (Only if the Articles state that the corporation is organized on a directorship basis)

	☐	directors at a meeting in accordance with Section 611(2) of the Act.

	☐	written consent of all directors pursuant to Section 525 of the Act.

Nonprofit Corporations

		Signed this		day of	,

By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

		(Type or Print Name)			(Type or Print Title)

Name of person or organization remitting fees:	Preparer's name and business telephone number:
Warner Norcross & Judd LLP	Mary W. Daniel (616) 752-2215

INFORMATION AND INSTRUCTIONS

1.

This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.

Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.

This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.

Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.

If the amendment changes the term of existence to other than perpetual, all nonprofit corporations except churches must obtain a consent to dissolution, or a written statement that the consent is not required, from the Michigan Attorney General, Consumer Protection and Charitable Trusts Division, P.O. Box 30214, Lansing, MI 48909, (517) 373-1152. Application for the consent should be made at least 45 days before the desired effective date of the dissolution. This certificate cannot be filed unless it is accompanied by the consent or written statement.

7.	This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.

Signatures:

      Profit Corporations: (Complete either Item 4 or Item 5)
                        1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
                        2) Item 5 must be signed by an authorized officer or agent of the corporation.

      Nonprofit Corporations: (Complete either Item 4 or Item 6)
                        1) Item 4 must be signed by all of the incorporators listed in the Articles of Incorporation.
                        2) Item 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.	FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

	NONREFUNDABLE FEE: $10.00

	ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

	Amount of Increase	Fee
	1-60,000	$50.00
	60,001-1,000,000	$100.00
	1,000,001-5,000,000	$300.00
	5,000,001-10,000,000	$500.00
	More than 10,000,000	$500.00 for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof

To submit by mail: Michigan Department of Labor & Economic Growth Bureau of Commercial Services - Corporation Division P.O. Box 30054 Lansing, MI 48909		To submit in person: 2501 Woodlake Circle Okemos, MI Telephone: (517) 241-6470 Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations
Customer with MICH-ELF Filer Account: Send document to (517) 636-6437

The Department of Labor & Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.

New expedited services beginning January 1, 2006.
Expedited review and filing, if fileable, is available for all documents for profit corporations, limited liability companies, limited partnership and non profit corporations.

The expedited service fees are in addition to the regular fees applicable to the specific document:

Please complete a separate BCS/CD-272 form for expedited service for each document via in person, mail or MICH-ELF.

24-hour service-$50 for formation documents and applications for certificate of authority.

24-hour service-$100 for any document concerning an existing entity.

Same day service

• Same day - $100 for formation documents and applications for certificate of authority.
    Same day - $200 for any document concerning an existing entity
Review completed on day of receipt. Document and request for same day expedited service must be received by 1 p.m. EST or EDT.

•   Two hour - $500
Review completed within two hours on day of receipt. Document and request for two hour expedited service must be received by 3 p.m. EST or EDT.

•   One hour - $1000
Review completed within one hour on day of receipt. Document and request for one hour expedited service must be received by 4 p.m. EST or EDT.

First time MICH-ELF user requesting expedited service must obtain a MICH-ELF filer number prior to submitting a document for expedited service, form BCS/CD-901

Changes to information on MICH-ELF user's account must be submitted before requesting expedited service, form BCS/CD-901